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                                                                   EXHIBIT 10.51

                                                             [LOGO APPEARS HERE]

December 1, 1998


Mr. Donald Beck
2376 Glenhaven Drive
Highlands Ranch, CO 80126

Dear Don,

This letter documents the agreement reached with you today on the telephone.

Peritus will forgive the promissory note of $130,000.00 together with interest. The note will no longer be due to Peritus Software Services, Inc., effective the date on which you sign and return this letter to Peritus Software Services, Inc. By signing this letter, you also agree in place of any and all payments under your Employment Agreement of January 19, 1998, to the total possible salary continuation of $95,000.000.

The $95,000.00 payment due you under this new salary continuation agreement shall be paid as follows:

         ----------------------------------------------------------
          October 1998  November 1998  December 1998  January 1999
         ----------------------------------------------------------
           $18,750.00   $ 18,750.00     $18,750.00       -0-
         ----------------------------------------------------------

    ---------------------------------------------------------------------
     February 1999    March 1999    April 1999    May 1999    June 1999
    ---------------------------------------------------------------------
         -0-          $10,000.00    $8,750.00     $10,000.00  $10,000.00
    ---------------------------------------------------------------------

These payments will continue to be paid, along with benefits, until you secure a full time position at which time the payments and benefits will cease. You have already been paid for October and November 1998.

Because we deferred the $10,000.00 monthly payments for January 1999 and February 1999, we will provide that you will not lose these two payments if you do not have a full-time position by the end of February 1999. Specifically, if you start a job in January 1999, you will be paid in March 1999 for the number of days unemployed in January, based on $10,000.00/month. If you start a job in February 1999, you will be paid in March 1999 for the number of days unemployed in February 1999, plus January 1999, at the $10,000.00/month rate.

If you are still unemployed by the end of February, Peritus Software Services, Inc. will owe you $20,000.00 for January 1999 and February 1999, plus the continued salary continuation of $18,750.000 for March and April. This $20,000.00 owed will be paid to you in $10,000.00 monthly increments after your salary continuation is completed or you find a job, whichever comes first.

Don, I have the approval of the Compensation Committee for this agreement. This letter basically supersedes the Promissory Note of $130,000.00 and the Employment Agreement, except for the provisions of Section IX of the Employment Agreement which deals with your agreement on confidentiality and non-disclosures, that you had with Peritus Software Services, Inc. If you agree with the above, please sign and date below.

Don, I and others at Peritus Software Services wish you success in your future endeavors.

Sincerely,

/s/ Roland D. Pampel
Roland D. Pampel
                                        /s/ Donald M. Beck
                                       ------------------------------------
                                       Donald Beck

Cc: John Giordano
    Dominic Chan